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                                                                     EXHIBIT 3.3
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                           ENTRUST TECHNOLOGIES INC.

                             ARTICLES OF AMENDMENT
                                   OF CHARTER


     Entrust Technologies Inc., a Maryland corporation, having its principal office in this State in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Charter of the Corporation, as amended and restated to date (the "Charter"), is hereby further amended by deleting Article FIRST of the Charter in its entirety and substituting the following in lieu thereof:

         "FIRST:  The name of the Corporation is:

     Entrust, Inc."

     SECOND: A majority of the entire board of directors of the Corporation, at a meeting duly held on May 31, 2001, adopted a resolution approving the foregoing amendment, which amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

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     IN WITNESS WHEREOF, Entrust Technologies Inc. has caused these presents to be signed in its name and on its behalf by its President and attested (or witnessed) by its Secretary on this 4 day of June, 2001.

                                ENTRUST TECHNOLOGIES INC.


                                By:  /s/ F. William Conner
                                     -------------------------------
                                        F. William Conner, President

Attested:  (Witnessed:)


/s/ James D. Kendry
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James D. Kendry, Secretary

     THE UNDERSIGNED, President of Entrust Technologies Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment of Charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                /s/ F. William Conner
                                ------------------------------------
                                F. William Conner